EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 24, 2018 relating to the financial statements, which appears in TAT Technologies Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2017.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
November 13, 2018	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited